                                                                     Exhibit 3.1


                                                                  EXECUTION COPY
                             UNDERWRITING AGREEMENT

December 9, 2003

Central Fund of Canada Limited
55 Broad Leaf Crescent
P.O. Box 7319
Ancaster, Ontario
L9G 3N6

Attention:        Mr. J. C. Stefan Spicer
                  President, CEO and Director

          CIBC World Markets Inc., (the "Underwriter"), understands that Central Fund of Canada Limited (the "Corporation") proposes to issue and sell to the Underwriter 12,050,000 class A non-voting shares ("Class A Shares") in the capital of the Corporation (the "Underwritten Shares"). We further understand that the Corporation has prepared and filed a preliminary short form prospectus, a registration statement and all necessary documents relating thereto and will take all additional necessary steps to qualify or register the Underwritten Shares for distribution in each of the Qualifying Provinces (as defined below) and in the United States, as applicable.

          Based on the foregoing, and subject to the terms and conditions contained in this Agreement, the Underwriter offers to purchase from the Corporation, and by its acceptance hereof, the Corporation accepts such offer and agrees to sell to the Underwriter, the Underwritten Shares on the Closing Date (as defined below) at a price of U.S. $4.98 per share (Cdn. $6.48 per share) being an aggregate purchase price of U.S. $60,009,000 (Cdn. $78,083,711) (the "Purchase Price"). For greater certainty, the exchange rate for the Canadian dollar expressed in United States dollars that the Underwriter will honour at Closing (as defined below) shall be as follows: 1.3012.

         The Underwriter shall have an option (the "Option"), which Option may be exercised in the Underwriter's sole discretion and without obligation, to purchase up to an additional 3,000,000 Class A Shares of the Corporation which, if subscribed for hereunder, shall be deemed to form part of the Underwritten Shares for the purposes hereof. The Option shall be exercisable by the Underwriter, at any time within 24 hours of the acceptance of this Agreement by the Corporation, by delivering written notice to the Corporation prior to the expiry of the Option, after which time the Option shall be void and of no further force and effect.

         In consideration of the Underwriter's agreement to purchase the Underwritten Shares and in consideration of the services to be rendered by the Underwriter in connection with the distribution of the Underwritten Shares in each of the Qualifying Provinces and the United States, the Corporation will pay to the Underwriter a fee of U.S. $0.1992 per Underwritten Share (Cdn. $0.2592 per Underwritten Share) for an aggregate of U.S. $2,400,360 (Cdn. $3,123,348) (the "Underwriting Fee"). Such fee shall be due and payable at the Closing Time (as defined below) against payment by the Underwriter for the Underwritten Shares.

         All actions to be undertaken by the Underwriter in connection with the offering or sale of the Underwritten Shares in the United States, shall be undertaken through its U.S. Dealer.

                                   DEFINITIONS

In this Agreement:

"AFFILIATE", "DISTRIBUTION", "MATERIAL CHANGE", "MATERIAL FACT", "MISREPRESENTATION", and "SUBSIDIARY" when used in connection with the Canadian Preliminary Prospectus, Canadian Final Prospectus or any Prospectus Amendment thereto shall have the respective meanings given to them under the Canadian Securities Laws, when used in connection with the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Final Prospectus or any Prospectus Amendment thereto shall have the respective meaning (to the extent applicable) under the U.S. Securities Laws including judicial and administrative interpretations thereof, and in all other contexts shall have the respective meanings given to them under Canadian Securities Laws;

"AGREEMENT" means the agreement resulting from the acceptance by the Corporation of the offer made by the Underwriter by this letter;

"APPLICABLE SECURITIES LAWS" means the Canadian Securities Laws and the U.S. Securities Laws;

"ASC" means the Alberta Securities Commission;

"BUSINESS DAY" means a day which is not a Saturday, a Sunday or a statutory or civic holiday in Toronto or New York City and a day on which the office of the SEC in Washington D.C. is open for business;

"CANADIAN PRELIMINARY PROSPECTUS" and "CANADIAN FINAL PROSPECTUS" mean the Canadian preliminary short form prospectus and Canadian (final) short form prospectus, respectively, including in each case any Documents Incorporated by Reference, prepared by the Corporation in accordance with National Instrument 44-101 and relating to the distribution of the Underwritten Shares and prepared and filed with the Canadian Securities Regulators in accordance with Canadian Securities Laws;

"CANADIAN SECURITIES LAWS" means all applicable securities laws in each of the Qualifying Provinces and the respective regulations and rules under such laws together with applicable published policy statements of the Canadian Securities Regulators in the Qualifying Provinces;

"CANADIAN SECURITIES REGULATORS" means the applicable securities commission or regulatory authority in each of the Qualifying Provinces;

"CANADIAN TRANSFER AGENT" means CIBC Mellon Trust Company, with its principal offices in the cities of Calgary, Montreal, Toronto and Vancouver;

"CLAIM" has the meaning given to it in sub-paragraph 10(b);

"CLASS A SHARES" means Class A non-voting shares without par value in the capital of the Corporation;

"CLOSING" means the completion of the sale by the Corporation and the purchase by the Underwriter of the Underwritten Shares pursuant to the terms and conditions of this Agreement;

"CLOSING DATE" means December 19, 2003, or such other date as the Corporation and the Underwriter may agree upon in writing or as may be changed in accordance with subparagraph 4(c) of the Agreement;

"CLOSING TIME" means 8:30 am (Toronto time) on the Closing Date;

"CORPORATION" means Central Fund of Canada Limited;

"COMMON SHARES" means common shares without par value in the capital of the Corporation;

"DOCUMENTS INCORPORATED BY REFERENCE" means collectively:

          (a) the Annual Information Form of the Corporation dated February 24, 2003;

          (b) the Management Information Circular of the Corporation dated January 10, 2003 in connection with the Corporation's annual meeting of shareholders on February 24, 2003;

          (c) the audited financial statements of the Corporation as at October 31, 2002 and 2001 and for each of the years in the three year period ended October 31, 2002 together with the auditors' report thereon and consisting of the statements of net assets as at October 31, 2002 and 2001 and the statements of loss, shareholders' equity and changes in the net assets for each of the years in the three year period ended October 31, 2002;

          (d) management's discussion and analysis of financial condition and results of operations for the year ended October 31, 2002 (incorporated by reference from the annual report of the Corporation for the year ended October 31, 2002);

          (e) the unaudited interim financial statements of the Corporation for the three and nine month periods ended July 31, 2003, with comparative figures for the corresponding periods in the immediately preceding year;

          (f) management's discussion and analysis of financial condition and results of operations for the three and nine month periods ended July 31, 2003;

          (g) the material change report of the Company dated January 30, 2003, disclosing the Company's private placement of 3,500,000 Class A Shares;

          (h) the material change report of the Company dated February 14, 2003, disclosing the Company's private placement of 5,448,800 Class A Shares;

          (i) the supplementary information dated December 8, 2003, relating to the reconciliation with United States generally accepted accounting priniciples in respect of the unaudited interim financial statements of the Corporation for the three and nine month periods ended July 31, 2003, with comparative figures for the corresponding periods in the immediately preceding year; and

          (j) any other document prepared by the Corporation and filed with Canadian Securities Regulators after the date of this Agreement and before the completion of the distribution of the Underwritten Shares that is of a type that is required to be incorporated by reference in the Canadian Final Prospectus pursuant to National Instrument 44-101.

"EFFECTIVE DATE" means any date as of which the Registration Statement or any amendment thereto is declared effective under the 1933 Act;

"FINAL PROSPECTUSES" means, collectively, the Canadian Final Prospectus and the U.S. Final Prospectus;

"FINANCIAL INFORMATION" means the Corporation's financial statements included in the Documents Incorporated by Reference together with any auditors' report thereon and the notes thereto;

"INDEMNIFIED PARTY" has the meaning given to it in subparagraph 10(b);

"INDEMNIFIER" has the meaning given to it in subparagraph 11(a);

"1933 ACT" means the United States Securities Act of 1933, as amended;

"1934 ACT" means the United States Securities Exchange Act of 1934, as amended;

"NASD" means the National Association of Securities Dealers, Inc.;

"NATIONAL INSTRUMENT 44-101" means National Instrument 44-101 adopted by the Canadian Securities Regulators;

"NATIONAL POLICY 43-201" means National Policy 43-201 adopted by the Canadian Securities Regulators;

"NOTICE" has the meaning given to it in paragraph 19;

"OPTION" has the meaning given to it above;

"OPTION SHARES" means the Class A Shares purchased by the Underwriter upon the exercise of the Option;

"PRELIMINARY PROSPECTUSES" means, collectively, the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus;

"PROSPECTUS AMENDMENT" means any amendment or supplement to any of the Preliminary Prospectuses, the Final Prospectuses or the Registration Statement;

"PURCHASE PRICE" has the meaning given to it above;

"QUALIFYING PROVINCES" means all of the provinces (other than Quebec) and territories of Canada;

"REGISTRATION STATEMENT" means the registration statement on Form F-10 referred to in paragraph 1(d) of this Agreement, including the U.S. Preliminary Prospectus and the U.S. Final Prospectus, as the case may be, and the exhibits thereto and the Documents Incorporated by Reference therein, as amended at the Effective Date;

"RULES" has the meaning given to it in subparagraph 7(t);

"SEC" means the United States Securities and Exchange Commission;

"STOCK EXCHANGES" means the Toronto Stock Exchange and the American Stock Exchange;

"SUBSIDIARIES" has the meaning ascribed thereto in the BUSINESS CORPORATIONS ACT (Alberta);

"UNDERWRITER" has the meaning given to it above;

"UNDERWRITING FEE" has the meaning given to it above;

"UNDERWRITTEN SHARES" has the meaning given to it above and includes any Option Shares purchased by the Underwriter in the event the Option is exercised;

"U.S. DEALER" means CIBC World Markets Corp., the U.S. broker-dealer affiliate of the Underwriter, registered as such with the SEC under Section 15 of the Securities Exchange Act of 1934, who is a member of the NASD;

"U.S. PRELIMINARY PROSPECTUS" means the prospectus, including any supplement thereto, included in the Registration Statement before the Effective Date (including the Documents Incorporated by Reference therein) prepared by the Corporation and relating to the offering of Underwritten Shares in the United States;

"U.S. FINAL PROSPECTUS" means the prospectus included in the Registration Statement at the Effective Date (including the Documents Incorporated by Reference therein) prepared by the Corporation and relating to the offering of Underwritten Shares in the United States, except that if the U.S. Final Prospectus first furnished to the U.S. Dealer after the effectiveness of the Registration Statement for use in connection with the offering of the Underwritten Shares in the United States differs from the prospectus included in the Registration Statement at the Effective Date, the term "U.S. FINAL PROSPECTUS" shall refer to the final prospectus first furnished to the U.S. Dealer for such use (including the Documents Incorporated by Reference therein);

"U.S. SECURITIES LAWS" means all applicable securities legislation in the United States, including without limitation the 1933 Act and 1934 Act, and the rules and regulations promulgated thereunder, including judicial and administrative interpretations thereof; and

"U.S. TRANSFER AGENT" means Mellon Investor Services LLC, of New York.

         Unless otherwise expressly provided in this Agreement, words importing only the singular number include the plural and vice versa and words importing gender include all genders. References to "paragraphs", "subparagraphs" and "clauses" are to the appropriate paragraph, subparagraph or clause of this Agreement.

          All references to dollars or "$" are Canadian dollars unless otherwise expressed.

                              TERMS AND CONDITIONS

1.        COMPLIANCE WITH SECURITIES LAWS - FILING OF PROSPECTUSES

         The Corporation represents and warrants to, and covenants and agrees with, the Underwriter that:

          (a) the Corporation has filed the Canadian Preliminary Prospectus in each of the Qualifying Provinces pursuant to National Policy 43-201 and has obtained an MRRS decision document evidencing receipts by each of the Canadian Securities Regulators for the Canadian Preliminary Prospectus;

          (b) the Corporation shall fulfil or cause to be fulfilled to the reasonable satisfaction of the Underwriter's counsel all relevant provisions of Canadian Securities Laws that are required to be fulfilled by the Corporation to permit the distribution of the Underwritten Shares in each of the Qualifying Provinces, by or through the Underwriter who shall comply with the relevant provisions of Canadian Securities Laws;

          (c) the Corporation shall, as soon as possible, fulfill all legal requirements to enable the distribution of the Underwritten Shares and in any event shall file the Canadian Final Prospectus in each of the Qualifying Provinces and obtain an MRRS decision document evidencing receipt of the Canadian Final Prospectus by each of the Canadian Securities Regulators on or prior to 4:30 pm (Toronto time) on December 15, 2003;

          (d) the Corporation: (i) has prepared and filed with the SEC the Registration Statement including the Canadian Preliminary Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 under the 1933 Act and the Rules) and a written irrevocable consent and power of attorney of the Corporation on Form F-X (the "Form F-X"); and (ii) as soon as practicable after the filing of the Canadian Final Prospectus with the ASC and, in any event, on the date on which the Canadian Final Prospectus is filed with the ASC, will file an amendment to such Registration Statement including the Canadian Final Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 under the 1933 Act and the Rules) and shall have fulfilled and complied with, to the reasonable satisfaction of the Underwriter, the U.S. Securities Laws required to be fulfilled or complied with by the Corporation to enable the Underwritten Shares to be lawfully distributed to the public in the United States.

2.        DUE DILIGENCE

          Prior to the filing of the Final Prospectuses, the Corporation shall permit the Underwriter and its counsel to review and provide comments on drafts of each of the Final Prospectuses and shall allow the Underwriter to conduct any due diligence investigations which it reasonably requires in order to fulfill its obligations as an underwriter under the Applicable Securities Laws and in order to enable the Underwriter to responsibly execute the certificate in the Canadian Final Prospectus required to be executed by it.

3.        (a)     DELIVERIES ON FILING OF FINAL PROSPECTUSES

          No later than the time of filing of the Final Prospectuses with the Canadian Securities Regulators and with the SEC, unless otherwise indicated below, the Corporation shall deliver to the Underwriter:

                  (i) a copy of each of the Final Prospectuses, including all Documents Incorporated by Reference, in the English language, signed, filed and certified as required by the Applicable Securities Laws;

                  (ii) a copy of each other document filed by the Corporation at or prior to the time of filing the Canadian Final Prospectus in compliance with Applicable Securities Laws in connection with the distribution of the Underwritten Shares; and

                  (iii) a "long-form" comfort letter of Ernst & Young LLP, dated as of the date of the Final Prospectus (with the requisite procedures to be completed by Ernst & Young LLP within two Business Days of the date of the Canadian Final Prospectus), addressed to the Underwriter and the board of directors of the Corporation, in form and substance satisfactory to the Underwriter, acting reasonably, with respect to certain financial and accounting information relating to the Corporation in the Final Prospectuses including all Documents Incorporated by Reference, which letter shall be in addition to the auditors' report incorporated by reference into the Final Prospectuses.

          (b)     PROSPECTUS AMENDMENTS

          In the event that the Corporation is required by Applicable Securities Laws to prepare and file a Prospectus Amendment, the Corporation shall prepare and deliver promptly to the Underwriter signed and certified copies of such Prospectus Amendment along with all Documents Incorporated by Reference that have not been previously delivered. Any Prospectus Amendments shall be in form and substance satisfactory to the Underwriter acting reasonably. Concurrently with the delivery of any Prospectus Amendment, the Corporation shall deliver to the Underwriter with respect to such Prospectus Amendment, documents similar to those referred to in clauses 3(a)(ii) and (iii).

          (c)     COMMERCIAL COPIES

          The Corporation has caused commercial copies of the Preliminary Prospectuses and shall cause commercial copies of the Final Prospectuses to be delivered, without charge, to the Underwriter in Toronto and in such other cities in North America and in such quantities as the Underwriter may reasonably request by oral instructions to the printer of such documents. Such delivery of the Final Prospectuses shall be effected as soon as possible after receipts are issued by the Canadian Securities Regulators for the Canadian Final Prospectus but, in any event, on or before 10:00 a.m. (Toronto time) on December 16, 2003. Such deliveries shall constitute the consent of the Corporation to the Underwriter's use of the Preliminary Prospectuses and Final Prospectuses in connection with the distribution of the Underwritten Shares in the Qualifying Provinces and in the United States in compliance with the provisions of this Agreement and Applicable Securities Laws.

          (d)     QUALIFICATION OF SECURITIES

          The Corporation will promptly from time to time take such action as the Underwriter may reasonably request to qualify the Underwritten Shares for offering and sale under the Applicable Securities Laws or "Blue Sky laws" of such United States or Canadian jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for so long as may be necessary to complete the distribution of the Underwritten Shares until 30 days after the date hereof; provided that in connection therewith, the Corporation shall not be required to amend its charter documents or bylaws or to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (e)     DISTRIBUTION OF SHARES

          The Underwriter shall (and require any selling firm to agree with such Underwriter, for the benefit of the Corporation, to):

                  (i) offer the Underwritten Shares for sale to the public only as permitted by applicable law and at a price not exceeding U.S. $4.98 per Underwritten Share;

                  (ii) not solicit offers to purchase Underwritten Shares from, or sell Underwritten Shares to, any person resident in any jurisdiction other than the Qualifying Provinces or the United States, except in a manner which is exempt from registration and prospectus requirements under applicable securities laws and which does not require the Corporation to register any of its securities or comply with ongoing filing or disclosure requirements or other similar requirements and further provided that in connection therewith, the Corporation shall not be required to amend its charter documents or by-laws or to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

                  (iii) not make use of any "green sheet" or information memorandum in respect of the Corporation or the distribution of the Underwritten Shares in the United States and not make use of any such "green sheet" or information memorandum in Canada that has not first been approved by the Corporation; and

                  (iv) offer and sell the Underwritten Shares in the United States only through the U.S. Dealer.

         (f)      NOTICE OF COMPLETION OF DISTRIBUTION

         After the Closing Time, the Underwriter shall:

                  (i) use its best efforts to complete the distribution of the Underwritten Shares as promptly as possible; and

                  (ii) give prompt written notice to the Corporation when, in the opinion of the Underwriter, the Underwriter has completed distribution of the Underwritten Shares, including a breakdown of the gross proceeds realized therefrom in each of the Qualifying Provinces, in the United States and in any other applicable jurisdiction.

4.       MATERIAL CHANGES DURING DISTRIBUTION

         (a)      CORPORATION MATERIAL CHANGE

         During the period from the date of this Agreement to the completion of distribution of the Underwritten Shares, the Corporation shall promptly notify the Underwriter in writing of:

                  (i) any material change (actual, anticipated, or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation that is not otherwise referred to in the Final Prospectuses;

                  (ii) any material fact which has arisen or been discovered that would have been required to have been stated in the Final Prospectuses or the Registration Statement had such fact arisen or been discovered on, or prior to, the date of such document; and

                  (iii) any change in any material fact (which for the purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in the Final Prospectuses or the Registration Statement, including all Documents Incorporated by Reference, which fact or change is, or may be, of such a nature as to render any statement in the Final Prospectuses or the Registration Statement misleading or untrue or which would result in a misrepresentation in the Final Prospectuses or the Registration Statement or which would result in the Final Prospectuses or the Registration Statement not complying (to the extent that such compliance is required) with Applicable Securities Laws.

          The Corporation will in good faith discuss with the Underwriter any event described in clauses (i), (ii) or (iii) above that occurs or is discovered during the period from the date of this Agreement to the completion of distribution of the Underwritten Shares which is of such a nature that there may be reasonable doubt as to whether notice need be given to the Underwriter pursuant to this subsection 4(a). If at any time during the period from the date of this Agreement to the completion of distribution of the Underwritten Shares, any event described in clauses (i), (ii) or (iii) above occurs or any condition exists as a result of which it is necessary, in the reasonable opinion of counsel for the Corporation or the Underwriter, to amend the Registration Statement or amend or supplement the Final Prospectuses, as the case may be, in order that the Final Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of any such counsel, at any such time to amend the Registration Statement or amend or supplement the Final Prospectuses, as the case may be, in order to comply with the requirements under Applicable Securities Laws or other applicable laws, the Corporation will promptly prepare and file such Prospectus Amendment as may be necessary to correct such statement or omission or to make the Registration Statement or the Final Prospectuses, as the case may be, comply with such laws, and the Corporation will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

         The Corporation shall not file any Prospectus Amendment or other document, however, without first obtaining approval from the Underwriter, after consultation with the Underwriter with respect to the form and content thereof, which approval shall not be unreasonably withheld or delayed.

          (b)     CHANGE IN APPLICABLE SECURITIES LAWS

          If during the period of distribution of the Underwritten Shares, there shall be any change in the Applicable Securities Laws which, in the opinion of the Underwriter, acting reasonably, requires the filing of a Prospectus Amendment, the Corporation shall, to the satisfaction of the Underwriter, acting reasonably, promptly prepare and file such Prospectus Amendment with the appropriate securities regulatory authority in each jurisdiction where such filing is required.

          (c)     CHANGE IN CLOSING DATE

         If a material change occurs or an undisclosed material fact has arisen or been discovered prior to the Closing Date, then, subject to paragraph 9, the Closing Date shall be, unless the Corporation and the Underwriter otherwise agree in writing or unless otherwise required under the Applicable Securities Laws, the later of:

                  (i) the third Business Day following the date on which all applicable filings or other requirements of the Applicable Securities Laws with respect to such material change or change in a material fact have been made or complied with in all relevant jurisdictions and any appropriate receipts obtained for such filings and notice of such filings from the Corporation or its counsel have been received by the Underwriter; and

                   (ii) the fifth Business Day following the date upon which the commercial copies of any Prospectus Amendment have been delivered in accordance with subparagraph 3(b).

In no event, however, shall the Closing Date be later than January 30, 2004.

5.       SERVICES PROVIDED BY UNDERWRITER AND UNDERWRITING FEE

          In consideration for the Underwriter's services in assisting in the preparation of the Preliminary Prospectuses, the Final Prospectuses, the Registration Statement and any Prospectus Amendments, in distributing the Underwritten Shares, both directly and to other registered dealers as brokers, and in performing administrative work in connection with the distribution of the Underwritten Shares, the Corporation agrees to pay to the Underwriter the Underwriting Fee. The Underwriting Fee shall be payable as provided for in subparagraph 6(a). The Underwriting Fee shall be payable by way of set-off of the amount of the Underwriting Fee against, and deduction of the Underwriting Fee from, the Purchase Price.

6.       DELIVERY OF PURCHASE PRICE, UNDERWRITING FEE AND CERTIFICATE

         (a)      DELIVERIES

          The purchase and sale of the Underwritten Shares shall be completed at the Closing Time at the offices of Fraser Milner Casgrain LLP, 1 First Canadian Place, 39th Floor, 100 King Street West, Toronto, Ontario, or at such other place as the Underwriter and the Corporation may agree upon.

         At the Closing Time, the Corporation shall deliver to the Underwriter one or more definitive share certificate(s) representing the Underwritten Shares in favour of the Underwriter or its nominee(s), against payment by the Underwriter to the Corporation of the Purchase Price, less the Underwriting Fee, by wire transfer, or if permitted under applicable laws, certified cheque or bank draft (in any case, as may be directed by the Corporation) in U.S. dollars (based on the exchange rate for the Canadian dollar expressed in United States dollars as set forth on the first page of this Agreement) together with a receipt signed by the Underwriter for such definitive certificate(s) and a receipt for the Underwriting Fee.

          (b)      DELIVERY OF CERTIFICATE(S) TO TRANSFER AGENT

         The Corporation shall, prior to the Closing Date, make all necessary arrangements for the exchange of the definitive certificate(s) representing the Underwritten Shares, on the Closing Date, at the principal offices of the Canadian Transfer Agent in the City of Toronto and the U.S. Transfer Agent in the City of New York for certificates representing such number of Underwritten Shares registered in such names as shall be designated by the Underwriter not less than 48 hours (or 72 hours if the Closing Date is a Monday) prior to the Closing Time.

         The Corporation shall pay all fees and expenses payable to the Canadian Transfer Agent and the U.S. Transfer Agent in connection with the preparation, delivery, certification and exchange of the Underwritten Shares, contemplated by this subparagraph 6(b) and the fees and expenses payable to the Canadian Transfer Agent and the U.S. Transfer Agent in connection with the initial or additional transfers as may be required in the course of the distribution of the Underwritten Shares.

7.       REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

         The Corporation represents and warrants to the Underwriter that, and acknowledges that the Underwriter is relying upon, such representations and warranties in purchasing the Underwritten Shares:

         (a) the Corporation is a company duly continued, organized and validly existing under the laws of Alberta and is properly registered under the laws of all jurisdictions in which its business is carried on except where the failure to be so registered would not have a material adverse effect on the business or operations of the Corporation;

         (b) the Corporation is (i) a reporting issuer not in default in any material respect of any requirement under Canadian Securities Laws, and (ii) not in default in any material respect of any requirement under U.S. Securities Laws;

         (c) the Corporation has the requisite corporate power, authority and capacity to enter into this Agreement and to perform the transactions contemplated herein and the Corporation has the requisite corporate power, authority and capacity to own, lease and to operate its property and assets including licences or other similar rights and to carry on the business customarily carried on by it and has all the requisite corporate power and authority to carry on its business as currently carried on or as currently proposed to be carried on. The Corporation is conducting its business in compliance with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and is duly licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated except where such non-compliance or failure to obtain such licence, registration or qualification would not have a material adverse effect on the business or operations of the Corporation and all such licences, registrations and qualifications are valid and subsisting and in good standing;

         (d) the Corporation has authorized share capital consisting of 100,000,000 Class A Shares and 50,000 Common Shares of which 40,000 Common Shares and 44,746,320 Class A Shares and no more are validly issued and outstanding as fully paid and non-assessable. No person, firm or corporation has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Corporation of any unissued shares of the Corporation except as otherwise referred to in the Final Prospectuses;

          (e) except as disclosed in the Final Prospectuses, to the best of the Corporation's knowledge, there is no action, proceeding or investigation pending or threatened against the Corporation before or by any federal, provincial, municipal or other governmental department, commission, board or agency, domestic or foreign, which is reasonably expected to result in any material change in the business or in the condition (financial or otherwise) of the Corporation or its properties or assets (taken as a whole), or which questions the validity of any action taken or to be taken by the Corporation pursuant to or in connection with this Agreement or as contemplated by the Final Prospectuses;

          (f) since July 31, 2003, there have been no changes in the assets or liabilities of the Corporation from the position thereof as set forth therein, except changes arising from transactions in the ordinary course of business which, in the aggregate, have not been material to the Corporation and except for changes that are disclosed in the Final Prospectuses;

          (g) the financial statements of the Corporation, including the notes thereto, incorporated in Final Prospectuses and the Registration Statement have been prepared in conformity with Canadian generally accepted accounting principles and have been reconciled to U.S. generally accepted accounting principles in accordance with the 1933 Act and the Rules, including the requirements of Form F-10, in each case applied on a consistent basis throughout the periods involved;

          (h) the financial statements of the Corporation as incorporated by reference in the Final Prospectuses present fairly in all material respects the financial position of the Corporation as at the dates of such statements;

         (i) the Corporation is not in material violation of, and the execution and delivery of this Agreement and the performance by the Corporation of its obligations under this Agreement will not result in any material breach or, violation of, or be in material conflict with, or constitute a material default under, or create a state of facts which after notice or lapse of time, or both, would constitute a material default under any term or provision of the charter documents or by-laws of the Corporation or any resolution of the directors or shareholders of the Corporation or any material contract, mortgage, note, indenture, joint venture or partnership arrangement, agreement (written or oral), instrument, lease, judgment, decree, order, statute, rule, licence or regulation applicable to the Corporation;

         (j) no approval, authorization, consent or other order of, and no filing, registration or recording with, any governmental authority is required of the Corporation in connection with the execution and delivery or with the performance by the Corporation of this Agreement except as disclosed in the Final Prospectuses and compliance with the Applicable Securities Laws with regard to the distribution of the Underwritten Shares in the Qualifying Provinces and the United States;

         (k) this Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a valid and binding obligation of the Corporation, enforceable in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought and subject to the fact that rights of indemnity and contribution may be limited by applicable law and enforceability of paragraph 12 would be determined only in the discretion of a court;

         (l) to the knowledge of the Corporation, no securities commission, stock exchange or comparable authority has issued any order preventing or suspending the use or effectiveness of the Preliminary Prospectuses, the Final Prospectuses, the Registration Statement or any Prospectus Amendment or preventing the distribution of the Underwritten Shares in any Qualifying Province or the United States nor instituted proceedings for that purpose and, to the knowledge of the Corporation, no such proceedings are pending or contemplated;

         (m) the Corporation is eligible in accordance with the provisions of National Instrument 44-101 to file a short form prospectus with Canadian Securities Regulators;

         (n) the Corporation is not, and upon consummation of the transactions contemplated hereby will not be, an "investment company" or an entity

                  "controlled by an investment company" as such terms are defined in the UNITED STATES INVESTMENT COMPANY ACT OF 1940, as amended;

         (o) CIBC Mellon Trust Company, at its principal office in the Cities of Calgary, Montreal, Toronto and Vancouver has been duly appointed as registrar and transfer agent for the Class A Shares in Canada, and Mellon Investor Services LLC, at its principal office in New York, has been duly appointed as registrar and transfer agent for the Class A Shares in the United States;

         (p) to the knowledge of the Corporation, the Corporation is not a "related issuer" or "connected issuer" (as such terms are defined under the Canadian Securities Laws) of the Underwriter;

         (q) the Corporation has prepared and filed with the SEC an appointment of agent for service of process upon the Corporation on Form F-X;

         (r) the Corporation meets the general eligibility requirements for use of Form F-10 under the 1933 Act;

         (s) as at their respective dates, the Canadian Preliminary Prospectus does, and the Canadian Final Prospectus will, comply in all material respects with the Canadian Securities Laws and, at the time of delivery of the Underwritten Shares to the Underwriter, the Canadian Final Prospectus will comply in all material respects with the Canadian Securities Laws;

         (t) (i) the U.S. Preliminary Prospectus conforms and the U.S. Final Prospectus will conform to the Canadian Preliminary Prospectus and Canadian Final Prospectus, respectively, except for such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC under the 1933 Act (the "Rules");
                  (ii) the Registration Statement as amended or supplemented, does not and, on the Effective Date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the U.S. Preliminary Prospectus and the Corporation's Form F-X comply, and the U.S. Final Prospectus and the Registration Statement, as amended or supplemented, will comply, in all material respects with the 1933 Act and the Rules; (iv) the U.S. Preliminary Prospectus does not, and the U.S. Final Prospectus will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Canadian Preliminary Prospectus contains, and the Canadian Final Prospectus will contain, full, true and plain disclosure of all material facts required to be stated therein relating to the Corporation, the operations of the Corporation, and the Underwritten Shares, and as of the date of its filing will contain no untrue statement of a material fact and will not omit to state a material fact regarding the Corporation and its business and affairs that is necessary to make any statement therein not misleading in light of the circumstances in which it was made; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished in writing to the Corporation by the Underwriter expressly for use in the Preliminary Prospectuses, the Final Prospectuses or the Registration Statement;

         (u) there are no reports or information that in accordance with the requirements of the Canadian Securities Regulators or the SEC must be made publicly available or filed in connection with the offering of the Underwritten Shares that have not been made publicly available or filed as required;

         (v) the delivery by the Corporation of any signed Prospectus Amendment or material change report required to be filed under the Applicable Securities Laws will constitute a representation and warranty by the Corporation to the Underwriter that all the information and statements contained therein (except information and statements relating to the Underwriter) are true and correct and that no material information has been omitted therefrom which is necessary to make the statements contained therein not misleading;

         (w) the Corporation is in material compliance with each material license held by it and is not in violation of, or in default in any material respect under, the applicable statutes, ordinances, rules, regulations, orders or decrees (including, without limitation, "Environmental Laws" as defined below) of any governmental entities, regulatory agencies or bodies asserting or claiming jurisdiction over it or over any part of its operations or assets, except for such violations and defaults which, singly or in the aggregate, would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Corporation;

         (x) to the best of the knowledge of the Corporation, there are no foreign, federal, provincial, state or local laws or regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") which affect or otherwise have any application to the Corporation or its business, properties and assets (taken as a whole), or to which the Corporation is otherwise subject. The Corporation does not require any license or other approval under any Environmental Laws to conduct its business;

         (y) there has not been any reportable disagreement (within National Policy Instrument No. 31 of the Canadian Securities Administrators) with the auditors of the Corporation;

         (z) the Company shall use its best efforts to arrange for the listing and posting for trading of the Underwritten Shares on the Stock Exchanges on or before the Time of Closing; and

         (aa) the Corporation is using the net proceeds of the Offering for the purposes described in the Preliminary Prospectuses.

8.        CONDITIONS

          The Underwriter's obligation to purchase the Underwritten Shares at the Closing Time is subject to the accuracy of the representations and warranties of the Corporation contained in this Agreement, both as of the date of this Agreement and as of the Closing Time, the performance by the Corporation of its obligations under this Agreement and the following additional conditions:

         (a) the Underwriter shall have received at the Closing Time an opinion addressed to the Underwriter and Cassels Brock & Blackwell LLP, in form and substance satisfactory to the Underwriter and its counsel, acting reasonably, dated the Closing Date from counsel to the Corporation, Fraser Milner Casgrain LLP, with respect to such matters related to the transactions contemplated hereby reasonably requested by the Underwriter, including, without limitation, a "10b-5" opinion. In providing such opinion, counsel to the Corporation may rely upon the opinions of local counsel where they deem such reliance proper as to the laws other than those of Canada, Ontario and British Columbia and as to matters of fact, on certificates of the Corporation's registrar and transfer agent, auditors, public and stock exchange officials and officers of the Corporation;

         (b) the Underwriter shall have received at the Closing Time an opinion of the Corporation's U.S. counsel, Dorsey & Whitney LLP, in form and substance satisfactory to the Underwriter, acting reasonably, with respect to such matters related to the transactions contemplated hereby reasonably requested by the Underwriter, including, without limitation, a "10b-5" opinion;

         (c) the Underwriter shall have received at the Closing Time a legal opinion dated the Closing Date from the Underwriter's counsel, Cassels Brock & Blackwell LLP, with respect to matters related to the transactions contemplated hereby reasonably requested by the Underwriter. In providing such opinion Cassels Brock & Blackwell LLP shall be entitled to rely on the opinions of local counsel as to matters governed by the laws of jurisdictions other than the laws of Canada and Ontario respectively, and as to matters of fact, on certificates of the Corporation's registrar and transfer agents, public and stock exchange officials and officers of the Corporation. Cassels Brock & Blackwell LLP shall also be entitled to rely upon the opinion of Fraser Milner Casgrain LLP with respect to the matters relating to the Corporation;

         (d) the Underwriter shall have received at the Closing Time a letter dated the Closing Date from Ernst & Young LLP addressed to the Underwriter and to the board of directors of the Corporation in form and substance satisfactory to the Underwriter, acting reasonably, confirming the continued accuracy of the comfort letter to be delivered to the Underwriter pursuant to subparagraph 3(a)(iii) with such changes as may be necessary to bring the information in such letter forward to within two Business Days of the Closing Date, which changes shall be acceptable to the Underwriter;

         (e) the Underwriter shall have received at the Closing Time a certificate dated the Closing Date signed by an appropriate officer of the Corporation addressed to the Underwriter and its counsel, with respect to the articles and by-laws of the Corporation, all resolutions of the board of directors of the Corporation relating to this Agreement, the Final Prospectuses and the Registration Statement, the incumbency and specimen signatures of signing officers and with respect to such other matters as the Underwriter may reasonably request;

         (f) the Underwriter shall have received at the Closing Time a certificate dated the Closing Date signed on behalf of the Corporation by the President and Chief Executive Officer of the Corporation or such other officers of the Corporation acceptable to the Underwriter, acting reasonably, addressed to the Underwriter certifying for and on behalf of the Corporation after having made due enquiry and after having carefully examined the Final Prospectuses and the Registration Statement, including all Documents Incorporated by Reference, that:

                  (i) since the respective dates as of which information is given in the Final Prospectuses and the Registration Statement as amended by any Prospectus Amendments (A) there has been no material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, operations, assets or liabilities (contingent or otherwise) or capital of the Corporation, and (B) no transaction has been entered into by the Corporation which is material to the Corporation, other than as disclosed in the Final Prospectuses and the Registration Statement, or any Prospectus Amendments, as the case may be;

                  (ii) no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Class A Shares or any other securities of the Corporation has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened under any of the Applicable Securities Laws or by any other regulatory authority;

                  (iii) the Corporation has duly complied with all the terms and conditions of this Agreement on its part to be complied with up to the Closing Time; and

                  (iv) the representations and warranties of the Corporation contained in this Agreement are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time;

          (g) there are no reports or information that in accordance with the requirements of the Canadian Securities Regulators must be made publicly available in connection with the sale of the Underwritten Shares that have not been made publicly available as required; there are no documents required to be filed with the SEC as an exhibit to the Registration Statement or with the Canadian Securities Regulators in connection with the Canadian Final Prospectus that have not been filed as required and delivered to the Underwriter; there are no contracts, documents or other materials required to be described or referred to in the Final Prospectuses or the Registration Statement that are not described, or referred to as required and delivered to the Underwriter;

          (h) the Underwriter shall have received at the Closing Time a certificate from the Canadian Transfer Agent dated the Closing Date and signed by an authorized officer of such transfer agent, confirming the issued capital of the Corporation;

          (i) the NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements;

          (j) the Underwriter shall have received copies of all required approvals from the Stock Exchanges to permit the completion of the transactions contemplated herein and the conditional listing and posting for trading of the Underwritten Shares on the Stock Exchanges; and

          (k) the Underwriter and counsel for the Underwriter shall have received from the Corporation such further certificates, documents and other information as they may have reasonably requested; provided, however, that the

                  Underwriter or their counsel shall request any such certificate, document or other information within a reasonable period prior to the Closing Time.

9.       TERMINATION RIGHTS

         (a)      LITIGATION

          If any inquiry, action, suit, investigation or other proceeding, whether formal or informal is instituted, threatened or announced or any order is made by any federal, provincial or other governmental authority in relation to the Corporation, including without limitation, any Stock Exchange, Canadian Securities Regulator or the SEC, which, in the reasonable opinion of the Underwriter, operates to prevent or restrict the distribution or trading of the Underwritten Shares or any other securities of the Corporation, the Underwriter shall be entitled, at its sole option, in accordance with subparagraph 9(e), to terminate its obligations under this Agreement by notice to that effect given to the Corporation at any time prior to the Closing Time.

         (b)      DISASTER OUT

         The Underwriter shall be entitled, at its sole option, in accordance with subparagraph 9(e), to terminate this Agreement, by notice to the Corporation, at any time at or prior to Closing Time (i) if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, or any law or regulation, which in the opinion of the Underwriter seriously adversely affects, or involves, or will seriously adversely affect, or involve, the financial markets or the business, operations or affairs of the Corporation, in each case the effect of which is such as to make it, in the judgement of the Underwriter's opinion, impracticable to market the Underwritten Shares or to enforce contracts for the sale of the Underwritten Shares, or (ii) trading in any securities of the Corporation has been suspended or materially limited by the SEC, any Canadian Securities Regulator or either of the Stock Exchanges or if trading generally on either of the Stock Exchanges has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of any Canadian Securities Regulator, the SEC, the NASD or any other governmental authority, or (iii) if a banking moratorium has been declared by Canadian, U.S. Federal or New York authorities.

         (c)      MATERIAL CHANGE

          If, prior to the Closing Time, there occurs any material change or a change in any material fact or there arises or is discovered any disclosed material fact, such as is contemplated in subparagraph 4(a), which results in or in the Underwriter's reasonable opinion, is reasonably expected to have a significant adverse effect on the market price or value of the Underwritten Shares, the Underwriter shall be entitled, at its sole option, in accordance with subparagraph 9(e), to terminate its obligations under this Agreement by written notice to that effect given to the Corporation at any time prior to the Closing Time.

         (d)      CONDITIONS

          The Corporation agrees that that all terms and conditions of Section 8 shall be construed as conditions and complied with so far as they relate to acts to be performed or caused to be performed by it, that it will use all reasonable commercial efforts to cause such conditions to be complied with, and that any breach or failure by the Corporation to comply with any such conditions shall entitle the Underwriter to terminate its obligations to purchase the Underwritten Shares by notice to that effect given to the Corporation at or prior to the Closing Time, unless otherwise expressly provided in this Agreement. The Underwriter may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to its rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon the Underwriter only if such waiver or extension is in writing and signed by the Underwriter.

         (e)      EXERCISE OF TERMINATION RIGHTS

          The rights of termination contained in subparagraphs 9(a), (b), (c) and (d) are in addition to any other rights or remedies the Underwriter may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement or otherwise. In the event that the Underwriter exercises such rights of termination, there shall be no further liability on the part of the Underwriter to the Corporation or on the part of the Corporation to the Underwriter except in respect of any liability that may have arisen or may later arise under paragraphs 10, 11 and 13.

10.      INDEMNITY

          The Corporation will indemnify and save harmless the Underwriter and its affiliates (which shall include, without limitation, the U.S. Dealer) and each of their respective directors, officers, employees and agents from and against all liabilities, claims, losses (other than loss of profits), reasonable costs, damages and reasonable expenses (including, without limitation any legal fees or other expenses reasonably incurred by the Underwriter in connection with defending or investigating any such action or claim) (a "CLAIM") in any way caused by, or arising directly or indirectly from, or in consequence of:

                  (i) any information or statement (except any statement relating solely to the Underwriter and provided by the Underwriter for use therein) contained in this Agreement, the Preliminary Prospectuses, the Final Prospectuses or the Registration Statement, including the Documents Incorporated by Reference, or any Prospectus Amendments thereto or supplements which, at the time and in the light of the circumstances under which it was made, contains or is alleged to contain a misrepresentation;

                  (ii) any omission or alleged omission to state in the Preliminary Prospectuses, the Final Prospectuses or the Registration Statement, including the Documents Incorporated by Reference, or any Prospectus Amendments or supplements thereto, any fact (except facts relating solely to the Underwriter and provided by the Underwriter expressly for use therein), whether material or not, regarding the Corporation and its business and affairs that is necessary to make any statement therein not misleading (in the case of the Preliminary Prospectuses and Final Prospectuses) in light of the circumstances in which it was made;

                  (iii) any order made or enquiry, investigation or proceedings commenced or threatened by any securities commission or other competent authority based upon any untrue statement or omission or alleged untrue statement or alleged omission or any misrepresentation or alleged misrepresentation (except a statement or omission or alleged statement or omission regarding facts relating solely to the Underwriter and provided by the Underwriter expressly for use therein) in the Preliminary Prospectuses, the Final Prospectuses or the Registration Statement, including the Documents Incorporated by Reference, or any Prospectus Amendments or supplements thereto or based upon any failure to comply with the Applicable Securities Laws (other than any failure or alleged failure to comply by the Underwriter), preventing or restricting the trading in or the sale or distribution of the Underwritten Shares in any of the Qualifying Provinces or the United States;

                  (iv) the non-compliance or alleged noncompliance by the Corporation with any of the Applicable Securities Laws, including, in the case of the Corporation, the Corporation's non-compliance with any statutory requirement to make any document available for inspection; or

                  (v) any breach by the Corporation of its representations, warranties, covenants or obligations to be complied with under this Agreement.

         In no event shall this indemnity enure to the benefit of the Underwriter, if (i) a court of competent jurisdiction in a final judgment determines that the Claim in respect of which indemnification is sought is a result of or arises out of the recklessness or willful misconduct of the Underwriter; or (ii) a copy of the Final Prospectuses (as then amended or supplemented, if the Corporation shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to a person asserting any such losses, claims, damages or liabilities, if required by law so to have been delivered by the Underwriter to such person, at or prior to the written confirmation of the sale of the Underwritten Shares to such person, and if the Final Prospectuses (as so amended or supplemented) delivered to the Underwriter a reasonable amount of time in advance of such confirmation would have cured the defect giving rise to such losses, claims, damages or liabilities.

         (b)      NOTIFICATION OF CLAIMS

          If any Claim is asserted against any person or company in respect of which indemnification is or might reasonably be considered to be provided, such person or company (the "Indemnified Party") will notify the Corporation as soon as possible of the nature of such Claim (but the omission so to notify the Corporation of any potential Claim shall not relieve the Corporation from any liability which it may have to any Indemnified Party and any omission so to notify the Corporation of any actual Claim shall affect the Corporation's liability only to the extent that it is materially prejudiced by that failure). Subject to subparagraph 10(d), the Corporation shall be entitled to participate in and, to the extent that it shall wish, to assume the defense of any suit brought to enforce such Claim; provided, however, that the defense shall be conducted through legal counsel acceptable to the Indemnified Party, acting reasonably, that no settlement of any such Claim or admission of liability may be made by the Corporation or the Indemnified Party without the prior written consent of the other parties, acting reasonably, and the Corporation shall not be liable for any settlement of any such Claim unless it has consented in writing to such settlement. The Corporation shall not settle any Claim, or compromise a consent to any judgment unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

          (c)      RIGHT OF INDEMNITY IN FAVOUR OF OTHERS

          With respect to any Indemnified Party who is not a party to this Agreement, the Indemnified Parties who are party to this Agreement shall obtain and hold the rights and benefits of this paragraph in trust for and on behalf of such Indemnified Party.

          (d)     RETAINING COUNSEL

          In any Claim, the Indemnified Party shall have the right to retain other counsel to act on its behalf, provided that the reasonable fees and disbursements of such counsel shall be paid by the Indemnified Party unless (i) the Corporation fails to assume the defense of such suit on behalf of the Indemnified Party within 10 days of receiving written notice of such suit; (ii) the Corporation and the Indemnified Party shall have mutually agreed to the retention of the other counsel; or (iii) the named parties to any such Claim (including any added third or impleaded party) include the Indemnified Party and the Corporation and the Indemnified Party shall have been advised by counsel that the representation of all parties by the same counsel would be inappropriate due to the actual or potential differing interests between them. In no event shall the Corporation be liable to pay the fees and disbursements of more than one firm of separate counsel for all Indemnified Parties and, in addition, one firm of local counsel in each applicable jurisdiction.

11.      CONTRIBUTION

          (a)     CONTRIBUTION BY THE CORPORATION

          In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph 10 is unavailable, in whole or in part, for any reason to an Indemnified Party in respect of any Claim, the Corporation (the "Indemnifier") and the Underwriter shall contribute to the amount paid or payable (or, if such indemnity is unavailable only in respect of a portion of the amount so paid or payable, such portion of the amount so paid or payable) by the Corporation as a result of such Claim in such proportion as is appropriate to reflect the relative benefits received by the Corporation on the one hand and the Underwriter on the other hand from the offering of the Underwritten Shares; or if this allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Corporation on the one hand and the Underwriter on the other hand in connection with the information, statement, omission, misrepresentation, order, inquiry, investigation or other matter or thing referred to in paragraph 10 which resulted in such Claim, as well as any other relevant equitable considerations.

          The relative benefits received by the Corporation on the one hand and the Underwriter on the other hand shall be deemed to be in the same proportion as the total proceeds (net of the fee payable to the Underwriter but before deducting expenses (to the extent that such expenses are payable by the Corporation pursuant to paragraph 13)) received by the Corporation from the issue and sale of the Underwritten Shares bears to the fee received by the Underwriter, in each case, as set out in the table on the face page of the Final Prospectuses. The relative fault of the Corporation on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the information, statement, omission, misrepresentation, order, inquiry, investigation or other matter or thing referred to in paragraph 10 which resulted in such Claim relates to information supplied by or steps or actions taken or done by or on behalf of the Corporation or to information supplied by or steps or actions taken or done by or on behalf of the Underwriter and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission, misrepresentation, order, inquiry, investigation or other matter or thing referred to in paragraph 10. The amount paid or payable by an Indemnified Party as a result of the Claim referred to above shall include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such Claim, whether or not resulting in any such action, suit, proceeding or claim. The Corporation and the Underwriter agree that it would not be just and equitable if contribution pursuant to this paragraph 11 were determined by any method of allocation which does not take into account the equitable considerations referred to immediately above.

         A person who is engaged in any fraud, fraudulent misrepresentation, recklessness or gross negligence shall not, to the extent that a court of competent jurisdiction in a final judgment determines that the Claim was caused by that activity, be entitled to claim contributions therefor from any person who is not engaged in that fraud, fraudulent misrepresentation, recklessness or gross negligence.

          (b)     RIGHT OF CONTRIBUTION IN ADDITION TO OTHER RIGHTS

          The rights to contribution provided in this paragraph 11 shall be in addition to and not in derogation of any other right to contribution which the Underwriter may have by statute or otherwise at law.

         (c)      CALCULATION OF CONTRIBUTION

         In the event that a court of competent jurisdiction in a final judgment determines that an Indemnifier is entitled to contribution from the Underwriter under the provisions of any statute or at law, the Indemnifier shall be limited to contribution in an amount not exceeding the lesser of:

                  (i) the portion of the full amount of the loss or liability giving rise to such contribution for which the Underwriter is responsible, as determined in subparagraph 11(a), and

                  (ii) the amount of the fee actually received by the Underwriter from the Corporation under this Agreement.

          (d)     NOTICE OF CLAIM FOR CONTRIBUTION

          Notification to the Corporation of a Claim pursuant to subparagraph 10(b) shall be deemed to also constitute notice to the Corporation that a claim for contribution by the Underwriter may arise and omission to so notify shall have similar effect.

         (e)      RIGHT OF CONTRIBUTION IN FAVOUR OF OTHERS

         The Corporation hereby acknowledges and agrees that, with respect to paragraphs 10 and 11 hereof, the Underwriter is contracting on its behalf and as agent for its affiliates and for its and its affiliates' directors, officers, employees and agents (collectively, the "Beneficiaries"). In this regard the Underwriter shall act as trustee for the Beneficiaries of the Corporation's covenants under paragraphs 10 and 11 hereof with respect to the Beneficiaries and accept these trusts and shall hold and enforce the covenants on behalf of the Beneficiaries.

12.      SEVERABILITY

          If any provision of paragraph 10 or 11 is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

13.      EXPENSES

          Whether or not the transactions contemplated by this Agreement shall be completed, all expenses incurred by the Corporation and the Underwriter of, or incidental to, the issue, sale and delivery of the Underwritten Shares and all expenses of or incidental to all other matters in connection with the transaction set out in this Agreement shall be borne by the Corporation including, without limitation, fees and expenses payable in connection with the qualification of the Underwritten Shares, the reasonable fees of counsel to the Underwriter plus disbursements and Goods and Services Tax, the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review by the NASD of the terms of the sale of the Underwritten Shares, all fees and disbursements of counsel to the Corporation, local counsel and U.S. counsel, all fees and expenses of the Corporation's auditors, fees and expenses relating to the marketing of the Underwritten Shares (including, without limitation, "road shows"; marketing meetings, marketing documentation and institutional investor meetings) and all reasonable out-of-pocket expenses of the Underwriter (including the Underwriter's travel expenses in connection with due diligence, marketing meetings and "road shows") and all costs incurred in connection with the preparation and printing of the Preliminary Prospectuses, Final Prospectuses, Registration Statement, Prospectus Amendments and certificates representing the Underwritten Shares. All amounts to be paid under this paragraph 13 shall be paid forthwith upon receiving an invoice therefor.

14.      RESTRICTIONS ON SALES

          Unless this Agreement is terminated in accordance with its terms or the Closing does not occur on the Closing Date, the Corporation shall not for a period of 90 days after the Closing Date, (i) offer, pledge, sell, contract to sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, Class A Shares or Common Shares of the Corporation or any securities convertible into or exercisable or exchangeable for Class A Shares or Common Shares, or (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A Shares or Common Shares or such other securities, whether any such transaction described in clause (i) or
(ii) of this paragraph is to be settled by delivery of Class A Shares or Common Shares or such other securities, in cash or otherwise, other than the Underwritten Shares offered pursuant to the transactions contemplated by this Agreement, without the prior consent of the Underwriter, acting reasonably. The foregoing restrictions shall not apply with respect to issuances of securities by the Corporation in connection with (i) the exercise of currently outstanding employee and director compensation securities or similar liabilities; or (ii) the satisfaction of outstanding instruments or contractual commitments that have been publicly disclosed. For greater certainty, nothing contained in this paragraph 14 shall be construed to in any way limit the ability of the Corporation from issuing, transferring or otherwise dealing with any securities of the Corporation if this Agreement is terminated in accordance with its terms or the Closing does not occur on the Closing Date.

15.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES

          The respective representations, warranties, obligations and agreements of the Corporation and the Underwriter contained in this Agreement and in any certificate delivered pursuant to this Agreement or in connection with the purchase and sale of the Underwritten Shares shall survive the purchase of the Underwritten Shares and shall continue in full force and effect unaffected by any subsequent disposition of the Underwritten Shares by the Underwriter or the termination of the Underwriter's obligations and shall not be limited or prejudiced by any investigation made by or on behalf of the Underwriter or the Corporation, or any officer, director or controlling person of the Corporation in connection with the preparation of the Preliminary Prospectuses, Final Prospectuses or Registration Statement or the distribution of the Underwritten Shares for a period of two years from the date hereof.

16.       TIME OF THE ESSENCE

          Time shall be of the essence of this Agreement.

17.       GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in Ontario.

18.       SUCCESSORS

          This Agreement shall enure to the benefit of, and be binding on, the parties to this Agreement and any of their respective successors.

19.       NOTICE

          Unless otherwise expressly provided in this Agreement, any notice, statement, request or other communication to be given under this Agreement (a "notice") shall be in writing addressed to:

                  (i)     the Corporation at:

                          Central Fund of Canada Limited
                          55 Broad Leaf Crescent
                          P.O. Box 7319
                          Ancaster, Ontario
                          L9G 3N6

                          Attention:        Mr. J. C. Stefan Spicer
                          Fax:              (905) 648-4196

                          with a copy to:

                          Fraser Milner Casgrain LLP
                          Suite 3900
                          1 First Canadian Place
                          100 King Street West
                          Toronto, Ontario
                          M5X 1B2

                          Attention:        Mr. John S. Elder, Q.C.
                          Fax:              (416) 863-4592

                  (ii)     the Underwriter at:

                          CIBC World Markets Inc.
                          BCE Place, P.O. Box 500
                          161 Bay Street, 7th Floor
                          Toronto, Ontario,
                          M5J 2S8

                          Attention:        Mr. David A. Scott
                          Fax:              (416) 594-8848

                          and

                          Attention:        Mr. Robert J. Richardson,
                                            Vice President, Associate General
                                            Counsel & Group Head,
                                            CIBC World Markets
                          Fax:              (416) 304-4573

                          with a copy to:

                          Cassels Brock & Blackwell LLP
                          Scotia Plaza, Suite 2100
                          40 King Street West
                          Toronto, Ontario
                          M5H 3C2

                          Attention:        Mr. Norman F. Findlay
                          Fax:              (416) 350-6944

or to such other address as any of the parties may designate by notice given to the others.

         Each notice shall be personally delivered to the addressee or sent by facsimile transmission to the addressee and (i) a notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a notice which is sent by facsimile transmission shall be deemed to be given and received on the first Business Day following the day on which it is sent.

20.      COUNTERPARTS AND BY FACSIMILE

         This Agreement may be executed by any one or more of the parties to this Agreement in any number of counterparts, and may be delivered by facsimile, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21.      ENTIRE AGREEMENT

          This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes any and all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and, except as incorporated by reference above, there are no warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement unless signed by each party and purporting to be an amendment to this Agreement.

          If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing the enclosed copies of this letter where indicated below and returning them to CIBC World Markets Inc., facsimile number: 416-594-8848, upon which this letter as so accepted shall constitute an Agreement among us.

                                                  Yours very truly,

                                                  CIBC WORLD MARKETS INC.


                                                  By:    "DAVID A. SCOTT"




The foregoing is accepted and agreed to as of the date first above written.


                                                  CENTRAL FUND OF CANADA LIMITED


                                                  By:    "J.C. STEFAN SPICER"